EXHIBIT 10.2

BRUNSWICK CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

(Effective January 1, 2005)

    SECTION 1

General

1.1.  Purpose. The Brunswick Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) has been established by Brunswick Corporation (the “Company”) to provide non-employee directors with an opportunity to meet stock ownership guidelines and otherwise save in a tax effective manner and thereby aiding in attracting and retaining non-employee directors of exceptional ability. The Plan shall apply to amounts deferred after December 31, 2004; amounts deferred on or prior to that date shall be accounted for and governed by the Company’s prior deferred compensation program for non-employee Directors under the 1997 Stock Plan.

1.2.  Effective Date. The “Effective Date” of the Plan is January 1, 2005.

1.3.  Operation and Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Corporate Governance Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in Section 7. Capitalized terms in the Plan shall be defined as set forth in the Plan.

1.4.  Plan Year. The term “Plan Year” means the calendar year.

1.5.  Applicable Law. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.6.  Number. Where the context admits, words in the singular shall include the plural and the plural shall include the singular.

1.7.  Notices. Any notice or document required to be filed with the Plan Administrator (as defined in subsection 7.1) or the Committee under the Plan will be properly filed if delivered or mailed to the Plan Administrator, in care of the Company, at its principal executive offices. The Plan Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

1.8.  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations as the Plan Administrator shall require.

1.9.  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.10.  Adjustments. In the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure, the number and class of securities distributable under this Plan and the number of shares in Participants’ Accounts shall be appropriately adjusted by the Committee; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     SECTION 2

Participation

2.1.  Participant. Subject to the terms of the Plan, a director of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible to make deferrals under the Plan.

2.2.  Deferral Election. A Non-Employee Director shall become a “Participant” in the Plan by electing to defer payment of all or a portion of the Non-Employee Director’s Eligible Compensation pursuant to the terms of a “Deferral Election”. A Non-Employee Director’s Deferral Election with respect to Eligible Compensation for services to be performed in a calendar year shall be filed before the end of the preceding calendar year; provided, however, that the initial Deferral Election of a new Non-Employee Director may be filed within 30 days after the date on which such individual became a Non-Employee Director, and shall be applicable only to Eligible Compensation for services to be performed by the Non-Employee Director after the Deferral Election is filed.

2.3.  Eligible Compensation. For purposes of the Plan, a Non-Employee Director’s “Eligible Compensation” means the sum of (a) the portion of such Non-Employee Director’s annual retainer payable in common stock of the Company (“Eligible Stock Compensation”) and (b) the portion of such Non-Employee Director’s annual retainer payable in cash (“Eligible Cash Compensation”).

    SECTION 3

Plan Accounting

3.1.  Deferred Compensation Accounts. An Account shall be maintained on behalf of each Participant, which shall be credited with (a) the number of shares of Company Stock payable to the Participant as Eligible Stock Compensation with respect to which the Participant has made a Deferral Election and (b) the number of “Original” shares equal to the sum of (i) the number of shares of Company Stock the “Fair Market Value” of which (determined as of the date on which the Eligible Cash Compensation would have been paid to the Participant if it had not been deferred) equals the amount of the Eligible Cash Compensation with respect to which the Participant has made a Deferral Election and (ii) the number of “Premium” shares equal to 20% of the number of Original shares determined in (i). Such crediting shall occur as of the date on which the Eligible Compensation would have been paid to the Participant if it had not been deferred. A Participant’s Account shall be adjusted to reflect the deemed reinvestment of dividends in accordance with the terms of the Company’s dividend reinvestment program, as in effect from time to time, and shall be charged the amount of any distributions under the Plan that have not previously been charged. “Fair Market Value” means the closing price on the New York Stock Exchange - Composite Transactions Tape on the relevant date or on the next preceding date on which a closing price was quoted; provided, however, that the Committee may specify some other definition of Fair Market Value.

3.2.  Statement of Accounts. As soon as practicable after the end of each Plan Year, and at such other times as determined by the Committee, the Company shall provide each Participant with a statement of the transactions in the Participant’s Accounts during that year and the Participant’s Account balance as of the end of the year.

 3.3   Relationship to 2003 Plan. Shares of Company Stock awarded under the Plan shall be deemed to have been issued under the Company’s 2003 Stock Incentive Plan, as it shall be amended from time to time (the “2003 Plan”). If there shall no longer be shares of Company Stock available for issuance under the 2003 Plan, whether due to termination of such plan or otherwise, shares of Company Stock awarded under the Plan shall be deemed to be issued under such other plan that (a) has been approved by the stockholders of the Company and (b) provides for awards of shares of Company Stock to Non-Employee Directors (an “Alternative Plan”). If there shall no longer be shares of Company Stock available for issuance under the 2003 Plan and there is no Alternative Plan, no additional shares of Company Stock shall be issued to Non-Employee Directors under the Plan.

     SECTION 4

Distributions

4.1.  General. Subject to this Section 4 and Section 5 (relating to change in control), the balance of a Participant’s Account shall be distributed on the first day of the calendar month following the date of the Participant’s “separation from service” with the Company (as defined under Code section 409A). Distribution shall be made in either a single lump sum or in annual installments for up to 15 years, as elected by the Participant in the Participant’s Distribution Election (defined below). The elected number of installments will automatically be shortened to the number of years equal to the account value at time of first scheduled distribution divided by $10,000.

4.2.  Distribution Election. A Participant’s initial Deferral Election shall specify the number of payments in which the Participant’s Account shall be distributed (“Distribution Election”). A Participant’s Distribution Election may be changed to increase, but not to decrease, the number of payments in which the Participant’s Account shall be distributed, subject to the following:

(a)	Any such change in a Participant’s Distribution Election will not take effect until at least 12 months after the change is made; and

(b)	Payments under the changed Distribution Election may not begin until at least 5 years after the date when payments would otherwise have begun.

4.3.  Medium of Payment. All distributions from Participants’ Accounts shall be distributed by the Company in whole shares of Company Stock (plus cash equal to the Fair Market Value of any fractional share).

4.4.  Beneficiary. Subject to the terms of the Plan, any benefits payable to a Participant under the Plan that have not been paid at the time of the Participant’s death shall be paid at the time and in the form determined in accordance with the foregoing provisions of the Plan, to the beneficiary designated by the Participant in writing filed with the Plan Administrator in such form and at such time as the Plan Administrator shall require. A beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all beneficiary designation forms filed earlier. If a deceased Participant failed to designate a beneficiary, or if the designated beneficiary of a deceased Participant dies before the Participant or before complete payment of the Participant’s benefits, the amounts shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the Participant’s designated beneficiary.

4.5.  Distributions to Disabled Persons. Notwithstanding the provisions of this Section 4, if, in the Plan Administrator’s opinion, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage such individual’s financial affairs, the Plan Administrator may direct that payment be made to a relative or friend of such individual for such individual’s benefit until claim is made by a conservator or other person legally charged with the care of such individual’s person or estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary. Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of such individual’s person or estate.

4.6.  Benefits May Not be Assigned. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

      SECTION 5

Change in Control

To the extent provided by the Secretary of the Treasury under Code section 409A, each Participant’s then effective Deferral Election and Distribution Election shall be automatically revoked as of the date on which a "change in control” (as defined under Code section 409A occurs and the Participant shall receive a lump sum distribution of the Participant’s Account balance as soon as practicable after the date of the change in control. Such distribution shall be made to the Participant regardless of any elections providing for later distribution that may otherwise be applicable under the Plan.

      SECTION 6

Source of Benefit Payments

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the company that the assets of the Company shall be sufficient to pay any benefits to any person.

    SECTION 7

Committee

7.1.  Powers of Committee. Responsibility for the day-to-day administration of the Plan shall be vested in the Plan Administrator, which shall be the Committee. The authority to control and manage all other aspects of the operation and administration of the Plan shall also be vested in the Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

7.2.  Delegation by Committee. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until the Committee takes action to the contrary, the powers and responsibilities of the Plan Administrator shall be delegated to the Vice President - Human Resources (or delegate) of the Company, subject to such direction as may be provided to the Vice President - Human Resources or delegate from time to time by the Committee.

7.3.  Information to be Furnished to Committee. The Company shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company as to a Participant’s membership on the Board shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

7.4.  Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to such individual’s own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

        SECTION 8

Amendment and Termination

The Committee may, at any time, amend or terminate the Plan (including the rules for administration of the Plan), subject to the following:

(a)	Subject to the following provisions of this Section 8, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the Plan.

(b)	The Committee may revoke the right to defer Eligible Compensation under the Plan; provided, however, that, except as may be approved by the Board, no such revocation shall apply to the Eligible Compensation of any Participant to the extent that the revocation is adopted by the Committee after the date the Eligible Compensation is otherwise required to be credited to the Participant’s Account under the Plan.

(c)	The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant.

(d)	Notwithstanding any other provision of the Plan to the contrary, neither the Committee nor the Board may delegate its rights and responsibilities under this Section 8; provided, however, that, the Board of Directors may, from time to time, substitute itself, or another committee of the Board, for the Corporate Governance Committee under this Section 8.